FIRST AMENDMENT TO SUPPLEMENTAL SAVINGS PLAN

FIRST AMENDMENT TO
CALIFORNIA RESOURCES CORPORATION
SUPPLEMENTAL SAVINGS PLAN

WHEREAS, CRC Services, LLC (the “Company”) has heretofore established and currently maintains, on behalf of itself and its participating affiliates, the California Resources Corporation Supplemental Savings Plan (the “Plan”) for the benefit of eligible employees of the Company and such participating affiliates; and
WHEREAS, pursuant to Section 7.1 of the Plan, the Plan may be amended at any time, and from time to time, by action of the Board of Directors of the Company; and
WHEREAS, the Company desires to amend the Plan in certain respects;

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of March 7, 2016:
1.The Plan is hereby amended by deleting clause (1) of Section 4.2 of the Plan and substituting therefor a new clause (1) to read as follows:

“(1)
the product of (i) the Participant’s Compensation in excess of the amount specified in Code section 401(a)(17) as adjusted and in effect for the Plan Year multiplied by (ii) the sum of (x) the percentage rate (expressed as a percentage of compensation) of Employer Matching Contribution under the Savings Plan as in effect from time to time for the Plan Year (determined as if the Participant had elected to make Deferral Contributions under the Savings Plan at the minimum rate that would produce the maximum Employer Matching Contribution under the Savings Plan) and (y) the percentage rate of Employer Fixed Nonelective Contribution (which rate shall be determined based on the rate that applies to compensation above any Social Security integration level, if applicable) as in effect under the Savings Plan from time to time for the Plan Year; provided, however, that if the rate described in subclause (x) or (y) above changes during the Plan Year, then the amount described in this clause (1) shall be determined by prorating the amount determined under subclause (i) above among the different periods during which different rates of Employer Matching Contribution and Employer Fixed Nonelective Contribution are in effect for such Plan Year. By way of example, if, for the Plan Year that begins on January 1, 2016, a Participant’s Compensation in excess of the amount specified in Code section 401(a)(17) equals $100,000, the Employer Matching Contribution rate for such Plan Year changes from 7% to 2% effective as of March 7, 2016, and the Employer Fixed Nonelective Contribution rate for such Plan Year changes from 12% to 0% effective as of March 7, 2016, then the allocation pursuant to this clause (1) for such Plan Year shall equal $5,065.57, which is the sum of $3,426.23 ($100,000 x 66/366 x 19%) plus $1,639.34 ($100,000 x 300/366 x 2%); and”

2.As amended hereby, the Plan is specifically ratified and reaffirmed.

[Signature on the following page.]

FIRST AMENDMENT TO SUPPLEMENTAL SAVINGS PLAN

EXECUTED this 11th day of February 2016.

CRC SERVICES, LLC

By: /s/ Daniel S Watts
Name: Daniel S. Watts
Title: Vice Pres. – Compensation & Benefits